                                                                    EXHIBIT 99.a

                            ARTICLES OF INCORPORATION

                                       OF

               AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC.

     FIRST:  I, the  undersigned,  Brian L. Brogan,  whose  address is 4500 Main
Street, P.O. Box 418210, Kansas City, Missouri 64111, being at least 18 years of age,  do,  under  and by virtue of the  general  laws of the State of  Maryland, execute and acknowledge these Articles of Incorporation as incorporator with the intention of forming a corporation.

     SECOND: The name of the corporation is:

              "AMERICAN CENTURY ASSET ALLOCATION PORTFOLIOS, INC."

     THIRD: The purposes for which the corporation is formed are:

          1. to carry on the business of an investment company; and

          2. to engage in any or all lawful business for which  corporations may be organized under the Maryland  General  Corporation Law except insofar as such business may be limited by the Investment  Company Act of 1940 as from time to time amended,  or by any other law of the United States  regulating investment companies,  or by limitations imposed by the laws of the several states wherein the corporation offers its shares.

     FOURTH:  The name of the resident agent of the corporation in this state is
The Corporation Trust Incorporated, a corporation of this state, and the address of the resident agent is 300 East Lombard Street, Baltimore, Maryland 21202. The
current  address  of the  principal  office of the  corporation  in the State of
Maryland is c/o The  Corporation  Trust  Incorporated,  300 East Lombard Street,
Baltimore, Maryland 21202.

     FIFTH:

          1. The total  number of shares of stock  which the  corporation  shall have authority to issue is Three Billion  (3,000,000,000) shares of capital stock  with a par  value of  $0.01  each,  and an  aggregate  par  value of
     $30,000,000.  All of such shares  shall  initially be  classified  into the following series of shares and classes of such series:

     SERIES NAME                                          CLASS
     ----------------------------------------------------------------
     My Retirement 2015 Portfolio                         Investor
                                                          Advisor
                                                          R
                                                          Institutional

     SERIES NAME                                          CLASS
     ----------------------------------------------------------------
     My Retirement 2025 Portfolio                         Investor
                                                          Advisor
                                                          R

                                                          Institutional
     My Retirement 2035 Portfolio                         Investor
                                                          Advisor
                                                          R
                                                          Institutional

     My Retirement 2045 Portfolio                         Investor
                                                          Advisor
                                                          R
                                                          Institutional

     My Retirement Income Portfolio                       Investor
                                                          Advisor
                                                          R
                                                          Institutional

     My Conservative Allocation Portfolio                 Investor

     My Moderately Conservative Allocation Portfolio      Investor

     My Moderate Allocation Portfolio                     Investor

     My Moderately Aggressive Allocation Portfolio        Investor

     My Aggressive Allocation Portfolio                   Investor

     Each class of each such series shall consist, until further changed, of the lesser of (x)  3,000,000,000  shares or (y) the number of shares that could be issued by issuing all of the shares of any series currently or hereafter classified  less the total number of shares then issued and  outstanding in all of such  series.  The  Board of  Directors  shall  have the  power  and authority (i) to divide or classify (and reclassify) any unissued shares of common stock into such classes  and/or series as the Board of Directors may from time to time  determine,  (ii) to fix the number of shares of stock in each such class or series,  (iii) to  increase or  decrease  the  aggregate number  of shares of stock of the  corporation  or the  number of shares of stock  of any  such  series  or  class,  and  (iv)  to set  or  change  the preferences,  conversion  or other  rights,  voting  powers,  restrictions, limitations  as to  dividends,  qualifications,  or terms or  conditions of redemption thereof that are not stated in these Articles of Incorporation.

          2. The following is a description of the  preferences,  conversion and other rights,  voting  powers,  restrictions,  limitations as to dividends, qualifications  and terms or conditions of redemption and conversion of the shares of common stock classified as a Series and any additional  series of common stock of the corporation  (unless provided otherwise by the Board of
     Directors  with  respect  to any such  additional  series at the time it is established and designated):

               (a) VOTING.  Holders of shares of stock of the corporation  shall be  entitled  to one vote for each dollar of net asset value per share
          for  each  share  of  stock  held  on  the  applicable   record  date,
          irrespective  of the  class or  series;  provided,  however,  that (1)
          matters affecting only one class or series shall be voted upon only by that class or series, and (2) where required by the Investment Company
          Act of  1940  or  the  regulations  adopted  thereunder  or any  other applicable  law,  certain matters shall be voted on separately by each class or series  of  shares  affected  and not be all  classes  unless otherwise required by law.

               (b) ASSETS BELONGING TO A CLASS OR SERIES.  All payments received by the  corporation  for the sale of stock of each class or series and the investment and reinvestment  thereof and the income,  earnings and profits  thereon  shall  belong to the class or series of shares  with respect to which such payments were received,  and are herein referred to as "assets belonging to" such class or series. Any assets which are not readily  identifiable  as  belonging  to any  particular  class or series shall be allocated to any one or more of any class or series in such manner as the Board of  Directors  in its sole  discretion  deems fair and equitable.

               (c)  LIABILITIES  OF A CLASS OR SERIES.  The assets  belonging to each class or series  shall be  charged  with the  liabilities  of the corporation  in  respect  of that  class  or  series,  and are  herein referred to as  "liabilities  belonging to" such class or series.  Any liability of the  corporation  that is not readily  identifiable  as a liability  belonging  to any  particular  class  or  series  shall  be allocated  to and among any one or more of any class or series in such manner as the Board of Directors in its sole discretion deems fair and equitable.

               (d) DIVIDENDS AND  DISTRIBUTIONS.  The holders of the outstanding shares of each  class or series of  capital  stock of the  corporation shall be  entitled  to  receive  dividends  from  ordinary  income and distributions from capital gains of the assets belonging to such class or series in such amounts,  if any, and payable in such manner, as the
          Board of  Directors  may from time to time  determine.  To the  extent permitted by law, such dividends and distributions may be declared and paid by means of a formula or other method determined at meetings held less frequently than the declaration and payment of such dividends and distributions.

               (e) LIQUIDATION.  To the extent permitted by law, the corporation may  dissolve  itself or any class or series  thereof by action of the
          Board of Directors without action by any stockholders. In the event of the  liquidation or dissolution of the  corporation or of any class or series thereof, stockholders of each class or series shall be entitled to  receive  the  assets  belonging  to such  class  or  series  to be distributed  among them in  proportion to the number of shares of such class or series held by them.  In the event that there are any general assets available for distribution  that have not been allocated by the
          Board of Directors to any particular class or series of capital stock, such assets will be distributed to the holders of stock of all classes and series of capital  stock in  proportion to the asset values of the respective classes and series of capital stock.

               (f)  REDEMPTION  BY  SHAREHOLDERS.  Each  holder  of any class or series of common stock of the corporation,  upon proper  documentation and the payment of all taxes in connection therewith,  may require the corporation to redeem or repurchase  such stock at the net asset value thereof,  less a redemption fee, sales charge,  or charge or discount, if any,  determined by the Board of Directors in its sole  discretion.
          Payment  shall  be  made in  cash  or in  kind  as  determined  by the
          corporation.   Notwithstanding  the  foregoing,  the  corporation  may
          postpone  payment of the redemption price and may suspend the right of holders of shares of any class or series to require the corporation to redeem shares of that class or series during any period or at any time when and to the extent permissible under the Investment Company Act of
          1940.

               (g)  REDEMPTION BY  CORPORATION.  The  corporation  may cause the shares of any class or series owned by any  shareholder to be redeemed in cash or in kind  under such  terms and  conditions  as from time to time are fixed by the Board of Directors for such class or series.

               (h)  CONVERSION OR EXCHANGE  RIGHTS.  Each holder of any class or
          series  of  common  stock  of  the   corporation   may,   upon  proper
          documentation  and the payment of all taxes in  connection  therewith, convert the shares represented  thereby into shares of common stock of any other  class or series  of the  corporation  on the basis of their relative net asset values,  less a conversion  charge or discount,  if any, as determined by the Board of Directors,  PROVIDED, HOWEVER, that the Board of  Directors  may  abolish,  limit or suspend such right of conversion.

               (i)  AUTOMATIC   CONVERSION.   Subject  to  compliance  with  the
          requirements  of the  Investment  Company  Act of 1940 and without any vote or other action by the shareholders, (A) the shares of each class of common stock of the "My  Retirement  2015  Portfolio"  series shall automatically convert into shares of the same class of common stock of the "My Retirement  Income  Portfolio" series on the last business day of the year 2018,  (B) the shares of each class of common stock of the
          "My Retirement 2025 Portfolio" series shall automatically convert into shares of the same class of common stock of the "My Retirement  Income
          Portfolio"  series on the last business day of the year 2028,  (C) the shares  of each  class  of  common  stock of the "My  Retirement  2035
          Portfolio" series shall automatically  convert into shares of the same class of common stock of the "My Retirement  Income  Portfolio" series on the last  business  day of the year  2038,  (D) the  shares of each class of common stock of the "My  Retirement  2045  Portfolio"  series shall  automatically  convert  into shares of the same class of common stock  of the "My  Retirement  Income  Portfolio"  series  on the last business  day of the year 2048,  and (E) the shares of any  additional class or series of common stock of the  corporation  (unless  provided otherwise  by  the  Board  of  Directors  with  respect  to  any  such additional  class  or  series  at  the  time  it  is  established  and designated) shall automatically  convert into shares of the same class of common stock of the "My Retirement Income Portfolio" series on such date as may be  designated  by the Board of Directors at the time such class or series is established and designated; PROVIDED, HOWEVER, that the shares of common stock of the  corporation  designated  as the "My
          Conservative   Allocation   Portfolio"   series,  the  "My  Moderately
          Conservative Allocation Portfolio" series, the "My Moderate Allocation
          Portfolio" series, the "My Moderately Aggressive Allocation Portfolio"
          series, and the "My Aggressive  Allocation Portfolio" series shall not be subject to automatic  conversion  as  described in this  paragraph.
          Upon any such  conversion,  (i) the assets  belonging to the converted series and the liabilities of the converted series shall automatically be exchanged for shares of common stock of the "My  Retirement  Income
          Portfolio"  series having a net asset value equal to the aggregate net asset  value of the  converted  series  and (ii) the shares of the "My
          Retirement Income Portfolio" series shall be distributed to holders of the converted series in liquidation of such converted series; PROVIDED that,  in  each  case,  such  conversion  shall  be  conducted  (A) in compliance  with the  requirements  of the  Investment  Company Act of
          1940, (B) in accordance  with any policies and procedures  established by the  Board  of  Directors  from  time to  time,  (C) if in the best interest  of  shareholders  of the  series,  in a manner that will not result in  taxation to the  shareholders  of such series or the series itself under the Internal Revenue Code of 1986, as amended, and (D) as the  Board  of  Directors,  in its  sole  discretion,  deems  fair and equitable.  The  Board of  Directors,  upon at  least  30 days'  prior written  notice  to the  shareholders,  may  change  the  date  of the automatic  conversion or cancel the automatic conversion of all or any series of common  stock,  unless  provided  otherwise  by the Board of
          Directors  with  respect  to  any  such  series  at  the  time  it  is established and designated.

          3. Unless  otherwise  prohibited by law, so long as the corporation is
     registered  as  an  open-end   management   investment  company  under  the
     Investment Company Act of 1940, the Board of Directors shall have the power and  authority,  without the  approval  of the  holders of any  outstanding shares,  to increase or decrease  the number of shares of capital  stock of any class or series that the corporation has the authority to issue.

          4. The  Board of  Directors  shall  have the  authority,  without  the approval  of  shareholders  of any  series  unless  otherwise  required  by applicable law, to combine the assets and liabilities  held with respect to any two or more series into assets and  liabilities  held with respect to a single series.

          5. The  corporation  may issue and sell fractions of shares of capital stock  having pro rata all the rights of full  shares,  including,  without limitation,  the right to vote and to receive  dividends,  and wherever the words  "share"  or  "shares"  are  used in the  charter  or  Bylaws  of the corporation, they shall be deemed to include fractions of shares, where the context does not clearly indicate that only full shares are intended.

          6. The  corporation  shall  not be  obligated  to  issue  certificates representing shares of any class or series of capital stock. At the time of issue or transfer of shares without  certificates,  the  corporation  shall provide the shareholder  with such information as may be required under the
     Maryland General Corporation Law.

     SIXTH:  The number of directors of the  corporation  shall not be more than eleven,  which  number  may be  changed  in  accordance  with the  Bylaws of the corporation  but shall never be less than seven.  The names of the directors who shall act until  the  first  annual  meeting  of  stockholders  and until  their successors  are elected and qualify are:  Thomas A. Brown Andrea C. Hall,  Ph.D.
D.D.  (Del) Hock Donald H. Pratt Gale E. Sayers James E.  Stowers,  Jr. James E.
Stowers III M. Jeannine Strandjord Timothy S. Webster

     SEVENTH:  The following  provisions  are hereby  adopted for the purpose of defining,  limiting and regulating the powers of the corporation,  its directors and stockholders:

          1. The Board of Directors has exclusive  authority to make, amend, and repeal the Bylaws of the corporation.

          2. No  holder  of  shares  of stock of any  class or  series  shall be entitled as a matter of right to  subscribe  for or purchase or receive any part of any new or  additional  issue of  shares  of stock of any  class or series or of  securities  convertible  into shares of stock of any class or series,  whether now or hereafter  authorized or whether  issued for money, for a consideration other than money, or by way of dividend.

          3.  Unless a provision  of law  requires a greater  proportion  than a majority of the votes of all classes or series or of any class or series of stock entitled to be cast to take or authorize any action,  the corporation may take or  authorize  such action with the  approval of a majority of the aggregate number of the votes entitled to be cast thereon.

          4. The  corporation  reserves  the right from time to time to make any amendments  of its charter which may now or hereafter be authorized by law, including any amendment which alters the contract rights,  as expressly set forth in its charter,  of any of its outstanding  stock by  classification, reclassification or otherwise.

          5. The  corporation  is not required to hold an annual  meeting in any year in which the  election of  directors  is not required to be acted upon under the Investment Company Act of 1940.

          6. Unless a greater  number  therefor shall be specified in the Bylaws of the corporation,  the presence at any stockholders meeting, in person or by proxy, of  stockholders  entitled to cast one-third of the votes thereat
     shall  be  necessary  and   sufficient  to  constitute  a  quorum  for  the
     transaction of business at such meeting.

     EIGHTH:  No director of this  corporation  shall be  personally  liable for monetary  damages to the  corporation or any  stockholder,  except to the extent that such exclusion from liability shall be limited pursuant to Section 5-418 of the Courts and Judicial Proceedings Article of the Annotated Code of Maryland or
Section 17 of the Investment Company Act of 1940.

     NINTH: The corporation  shall indemnify to the full extent permitted by law each  person  who  has  served  at  any  time  as  director  or  officer  of the corporation, and his heirs, administrators,  successors and assigns, against any
and  all  reasonable  expenses,   including  counsel  fees,  amounts  paid  upon
judgments,  and amounts paid in  settlement  (before or after suit is commenced)
actually incurred by such person in connection with the defense or settlement of any claim,  action, suit or proceeding in which he is made a party, or which may be asserted against him, by reason of being or having been a director or officer of the  corporation.  Such  indemnification  shall be in  addition  to any other rights to which such person may be  entitled  under any law,  bylaw,  agreement, vote of stockholders, or otherwise. Notwithstanding the foregoing, no officer or director of the corporation shall be indemnified against any liability,  whether or not there is an  adjudication  of  liability,  arising  by reason of  willful misfeasance, bad faith, gross negligence, or reckless disregard of duties within the meaning of Section 17 (and the interpretations thereunder) of the Investment
Company Act of 1940.  Any  determination  to indemnify  pursuant to this Article
Ninth shall be made by "reasonable and fair means" within the meaning of Section
17  and  shall   otherwise   comply   with  the   Investment   Company  Act  and
interpretations thereunder.

     TENTH: All of the provisions of these Articles of Incorporation are subject to, and shall be effective only in compliance  with, the Investment  Company Act of 1940, all other applicable laws of the United States,  the applicable laws of the several states and the applicable  rules and  regulations of  administrative agencies having jurisdiction,  as such laws, rules and regulations may from time to time be amended.

     IN WITNESS WHEREOF, the undersigned, who executed the foregoing Articles of
Incorporation,  hereby  acknowledges the same to be his act and states,  that to the best of his knowledge, information and belief, the matters and facts therein are  true in all  material  respects,  and that  this  statement  is made  under penalties of perjury.

     Dated this 4th day of June, 2004.

                                        /s/ Brian L. Brogan
                                        --------------------------------------
                                        Brian L. Brogan